FORM OF LETTER TO NOMINEE HOLDERS WHOSE
CLIENTS ARE BENEFICIAL HOLDERS

CONN’S, INC.

Common Stock, par value $0.01 per share

Offered Pursuant to Subscription Rights

Distributed to Stockholders
of Conn’s, Inc.

November 8, 2010

To Securities Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Conn’s, Inc. (the “Company”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to transferable subscription rights (the “Rights”) distributed to all holders of record of shares of Common Stock at 5:00 p.m., Eastern Time, on November 1, 2010 (the “Record Date”). The Rights are described in the Company’s prospectus supplement dated November 8, 2010 (the “Prospectus Supplement”).

In the Rights Offering, the Company is offering an aggregate of approximately 9,259,390 shares of Common Stock, as described in the Prospectus Supplement.

The Rights will expire, if not validly exercised, at 5:00 p.m., Eastern Time, on November 23, 2010, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Date”).

As described in the Prospectus Supplement, each beneficial owner of Common Stock registered in your name or in the name of your nominee is entitled to one Right for each share of Common Stock beneficially owned by such beneficial owner as of 5:00 p.m., Eastern Time, on the Record Date.

Each Right entitles the holder thereof to purchase shares of Common Stock at the cash price of $2.70 per share (the “Subscription Price”) and consists of a basic subscription privilege and an oversubscription privilege. The basic subscription privilege entitles the holder thereof to purchase 0.41155 shares of Common Stock at the Subscription Price for each Right held. If the holder validly exercises the basic subscription privilege in full, the oversubscription privilege entitles the holder thereof to purchase, at the Subscription Price, additional shares of Common Stock that are offered to but not purchased by other Rights holders. If oversubscription requests exceed shares available, your client will receive a pro rata allocation of the available shares based on the number of shares your client purchased under its basic subscription privilege.

“Pro rata” means to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to its basic subscription privilege and Holder B purchased 200 shares pursuant to its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privileges and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded up to the nearest whole share, 34) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares. If your client is not allocated the full amount of shares for which it oversubscribes, your client will receive a refund of the subscription price, without interest or deduction, that your client delivered for those shares of the Company’s common stock that are not allocated to your client. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering.

If the aggregate Subscription Price paid by your client is insufficient to purchase the number of shares of Common Stock subscribed for, or if no number of shares of Common Stock to be purchased is specified, then your client will be deemed to have exercised the Rights to purchase shares of Common Stock to the full extent of the payment tendered.

If the aggregate Subscription Price paid by your client exceeds the amount necessary to fulfill the purchase of shares of Common Stock under your client’s basic subscription privilege, then, unless your client otherwise indicates, your client will be deemed to have exercised his/her/its oversubscription privilege to the extent that the Subscription Price paid affords. If the aggregate Subscription Price paid by your client exceeds the amount necessary to purchase the number of shares of Common Stock for which your client has indicated an intention to subscribe, then any remaining amount shall be returned to your client by mail without interest or deduction as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

Your clients will not receive fractional shares of Common Stock as a result of their exercise of Rights pursuant to the Rights Offering. Instead, fractional shares of Common Stock will be rounded up to the nearest whole share with the Subscription Price adjusted accordingly. Your clients may only exercise their subscription rights to purchase, at the subscription price, a whole number of shares of Common Stock, rounded up to the nearest whole number your clients are otherwise entitled to purchase. For example, if your client owned 100 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, your client would receive 100 Rights, which would entitle your client to purchase 41.155 shares (42 rounded up to the nearest whole share) at the subscription price of $2.70 per share through the exercise of its basic subscription privileges.

The Common Stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “CONN.” The Rights are transferable, and are listed on NASDAQ under the symbol “CONNR.” The Rights will be evidenced by Rights certificates (the “Subscription Rights Certificates”), which will be transferable until the close of business on the last NASDAQ trading day preceding the Expiration Date, at which time they will cease to have value for trading purposes. Resales of Rights by the Company’s affiliates have not been registered and are not permitted.

The Company is asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, the Company is asking beneficial owners who wish to obtain a separate Subscription Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Subscription Rights Certificate be issued.

The Company will pay all fees charged by the Subscription Agent, other than fees associated with the sale or transfer of Rights, and the fees charged by the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights. Neither the Company nor the Subscription Agent nor the Information Agent will pay such expenses.

Enclosed are copies of the following documents:

1. Prospectus Supplement;

2. Prospectus dated April 28, 2009;

3. Instructions as to Use of Subscription Rights Certificates (including a Notice of Guaranteed Delivery for Subscription Rights Certificates);

4. A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with an attached form of instruction;

5. Notice of Guaranteed Delivery for Subscription Rights Certificates;

6. Nominee Holder Certificate for use if exercising Rights for more than one client; and

7. A return envelope addressed to Computershare Trust Company, N.A., the Subscription Agent.

Your prompt action is requested. To exercise Rights, you should deliver the properly completed and signed Subscription Rights Certificate (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment in full of the Subscription Price for each share of Common Stock subscribed for, to the Subscription Agent, as indicated in the Prospectus Supplement. The Subscription Agent must receive the Subscription Rights Certificate or Notice of Guaranteed Delivery with payment of the Subscription Price, including final clearance of any checks, prior to 5:00 p.m., Eastern Time, on the Expiration Date. FAILURE TO RETURN THE PROPERLY COMPLETED RIGHTS CERTIFICATE WITH THE CORRECT PAYMENT WILL RESULT IN YOUR NOT BEING ABLE TO EXERCISE YOUR RIGHTS. A Rights holder cannot revoke the exercise of its Rights unless the terms of the Rights Offering are amended in a material manner. Rights not validly exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Georgeson Inc., the Information Agent. The Information Agent’s telephone number is (866) 357-4029. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

Conn’s, Inc.

NOTHING IN THE PROSPECTUS SUPPLEMENT OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF CONN’S, INC., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING EXCEPT FOR STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE INTO THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, OR IN ANY RELATED FREE WRITING PROSPECTUS THAT HAS BEEN OR WILL BE FILED BY THE COMPANY OR ON THE COMPANY’S BEHALF WITH THE SECURITIES AND EXCHANGE COMMISSION.

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